Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Strong First Quarter 2008 Financial Results; and Declares Quarterly Distribution of $0.2875 per Unit

TULSA, OKLAHOMA, April 28, 2008 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported net income for the quarter ended March 31, 2008 (the “2008 Quarter”) of $23.0 million, which is comparable to net income of $23.1 million for the quarter ended March 31, 2007 (the “2007 Quarter”). Basic and diluted net income per limited partner unit for the 2008 Quarter decreased to $0.38 per unit, compared to $0.39 per basic and diluted limited partner unit for the 2007 Quarter.

The Board of Directors of AHGP’s general partner (the “Board”) also declared a quarterly cash distribution for the 2008 Quarter of $0.2875 per unit (an annualized rate of $1.15 per unit), payable on May 20, 2008, to AHGP’s unitholders of record as of the close of trading on May 13, 2008.

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). On April 28, 2008, ARLP announced a quarterly distribution for the 2008 Quarter of $0.585 per unit, or $2.34 per unit on an annualized basis, which will be paid on May 15, 2008 to all ARLP unitholders of record as of the close of trading on May 8, 2008. (See ARLP Press Release dated April 28, 2008.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $18.0 million, or $71.9 million on an annualized basis. AHGP’s primary cash requirements are for general and administrative expenses, including for 2008 an estimated $2.2 million in incremental general and administrative expenses associated with being a publicly traded limited partnership, working capital requirements and distributions to its unitholders. At March 31, 2008, AHGP had no borrowings outstanding under its revolving credit facility.

AHGP and ARLP will discuss their 2008 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (866) 383-7998 and provide pass code 46988597. International callers should dial (617) 597-5329. Investors may also listen to the call via the “investor information” section of AHGP’s website at http://www.ahgp.com.”

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An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 11402371. International callers should dial (617) 801-6888.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at 918-295-1415 or via e-mail at investorrelations@ahgp.com

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, other business combinations, or dispositions that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from ARLP; the risks to the business of ARLP include: increased competition in coal markets and ARLP’s ability to respond to the competition; fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; risks associated with the expansion of ARLP’s operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; ARLP’s productivity levels and margins that it earns on its coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risk associated with major mine-related accidents, such as mine fires or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining ARLP’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; legislation, regulatory and court decisions and interpretations thereof, including but not limited to issues related to climate change; the impact from provisions of The Energy Policy Act of 2005; the impact from provisions of or changes in enforcement activities associated with the Mine Improvement and New Emergency Response Act of 2006 as well as subsequent federal and state legislation or regulations; replacement of coal reserves; a loss or reduction of direct or indirect benefits from certain state and federal tax credits; difficulty obtaining commercial property insurance, and risks associated with ARLP’s participation (excluding any applicable deductible) in the commercial insurance property program.

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Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 7, 2008 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
SALES AND OPERATING REVENUES:
Coal sales	$269,158	$238,870
Transportation revenues	10,620	8,679
Other sales and operating revenues	3,713	9,478

Total revenues	283,491	257,027

EXPENSES:
Operating expenses	192,618	166,989
Transportation expenses	10,620	8,679
Outside purchases	2,903	6,266
General and administrative	9,316	8,553
Depreciation, depletion and amortization	23,294	19,793

Total operating expenses	238,751	210,280

INCOME FROM OPERATIONS	44,740	46,747
Interest expense	(2,988)	(2,821)
Interest income	106	539
Other income	217	901

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND NON-CONTROLLING INTEREST	42,075	45,366
INCOME TAX EXPENSE (BENEFIT)	(655)	575

INCOME BEFORE MINORITY INTEREST AND NON-CONTROLLING INTEREST	42,730	44,791
MINORITY INTEREST (EXPENSE)	(141)	82

INCOME BEFORE NON-CONTROLLING INTEREST	42,589	44,873
Affiliate non-controlling interest in consolidated partnership’s net income	(7)	(8)
Non-affiliate non-controlling interest in consolidated partnership’s net income	(19,557)	(21,794)

NET INCOME	$23,025	$23,071

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.38	$0.39

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.2875	$0.25

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,732	$1,783
Trade receivables	105,461	92,667
Other receivables	2,715	3,399
Inventories	27,904	26,100
Advance royalties	4,452	4,452
Prepaid expenses and other assets	6,174	9,281

Total current assets	163,438	137,682

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	990,591	948,210
Less accumulated depreciation, depletion and amortization	(448,789)	(427,572)

Total property, plant and equipment, net	541,802	520,638

OTHER ASSETS:
Advance royalties	21,692	25,974
Other long-term assets	16,683	18,194

Total other assets	38,375	44,168

TOTAL ASSETS	$743,615	$702,488

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$60,450	$47,034
Due to affiliates	115	1,343
Accrued taxes other than income taxes	12,504	11,091
Accrued payroll and related expenses	17,375	15,180
Accrued interest	1,216	3,826
Workers’ compensation and pneumoconiosis benefits	8,120	8,124
Current capital lease obligation	371	377
Other current liabilities	8,309	6,754
Current maturities, long-term debt	18,000	18,000

Total current liabilities	126,460	111,729

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	158,000	136,000
Pneumoconiosis benefits	29,936	29,392
Workers’ compensation	45,591	44,150
Asset retirement obligations	54,681	54,903
Due to affiliates	39	—
Long-term capital lease obligation	1,049	1,135
Minority interest	648	507
Other liabilities	7,323	7,333

Total long-term liabilities	297,267	273,420

Total liabilities	423,727	385,149

NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP:
Affiliate	(303,814)	(303,816)
Non-Affiliates	365,142	358,601

Total non-controlling interest	61,328	54,785

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Limited Partners – Common Unitholders 59,863,000 units outstanding, respectively	258,451	262,445
Accumulated other comprehensive income	109	109

Total Partners’ Capital	258,560	262,554

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$743,615	$702,488

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$65,885	$68,456

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(34,049)	(30,725)
Changes in accounts payable and accrued liabilities	3,467	(5,803)
Proceeds from sale of property, plant and equipment	7	53
Proceeds from marketable securities	—	260
Payment for acquisition of coal reserves and other assets	(13,300)	—
Advances on Gibson rail project	—	(1,754)
Receipts of prior advances on Gibson rail project	738	—

Net cash used in investing activities	(43,137)	(37,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	76,100	—
Payments under revolving credit facilities	(54,100)	—
Payments on capital lease obligation	(92)	(60)
Contributions to consolidated partnership from affiliate non-controlling interest	1	1
Distributions paid by consolidated partnership to affiliate non-controlling interest	(6)	(5)
Distributions paid by consolidated partnership to non-affiliate non-controlling interest	(12,492)	(11,432)
Distributions paid to Partners	(17,210)	(14,965)

Net cash used in financing activities	(7,799)	(26,461)

NET CHANGE IN CASH AND CASH EQUIVALENTS	14,949	4,026

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,783	37,069

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,732	$41,095

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